UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 17, 2005

Patterson-UTI Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22664	75-2504748
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4510 Lamesa Hwy., Snyder, Texas		79549
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	325-574-6300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition.

The Company wishes to disclose its press release dated February 17, 2005, furnished herewith as Exhibit 99.1, relating to the Company's financial results for the year ended December 31, 2004.

Item 8.01. Other Events.

On February 16, 2005, the Board of Directors of Patterson-UTI Energy, Inc. approved an increase in the quarterly cash dividend on each share of its common stock to $0.04 per share from $0.02 per share. The dividend is to be paid to holders of record on February 28, 2005 and paid on March 4, 2005.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press Release dated February 17, 2005, relating to the financial results of Patterson-UTI Energy, Inc. for the year ended December 31, 2004 and the approval of an increase in the regular cash dividend to $0.04 per share from $0.02 per share.

The information in this report is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, shall not otherwise be subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patterson-UTI Energy, Inc.

February 17, 2005	By:	/s/ Jonathan D. Nelson

Name: Jonathan D. Nelson
Title: Vice President - Finance, Chief Financial Officer, Secretary and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 17, 2005, relating to the financial results of Patterson-UTI Energy, Inc. for the year ended December 31, 2004 and the approval of an increase in the regular cash dividend to $0.04 per share from $0.02 per share.